HUDSON PACIFIC PROPERTIES, INC.
SECOND QUARTER 2015
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California and the Pacific Northwest; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 2, 2015, as amended, and our Form 8-K filed on January 12, 2015. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on March 2, 2015, as amended.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Sixth Floor, Los Angeles, California 90025 (310) 445-5700 www.hudsonpacificproperties.com
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Frank Cohen
Chairman of the Board, Chief Executive Officer and President, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Senior Managing Director, Blackstone Group, L.P.

Richard B. Fried	Jonathan M. Glaser	Robert L. Harris II
Managing Member, Farallon Capital Management, L.L.C.	Managing Member, JMG Capital Management LLC	Executive Chairman of the Board, Acacia Research Corporation

Mark D. Linehan	Robert M. Moran, Jr.	Michael Nash
President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC	Senior Managing Director, Blackstone Group, L.P., Chief Investment Officer, Blackstone Real Estate Debt Strategies

Barry A. Porter		John Schreiber
Managing General Partner, Clarity Partners L.P.		President, Centaur Capital Partners, Inc., Partner and Co-Founder, Blackstone Real Estate Advisors

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Mark T. Lammas	Christopher Barton
Chief Executive Officer and President	Chief Financial Officer	EVP, Development and Capital Investments

Alexander Vouvalides	Dale Shimoda	Kay L. Tidwell
Chief Investment Officer	EVP, Finance	EVP, General Counsel and Secretary

Arthur X. Suazo	Harout Diramerian	Josh Hatfield
EVP, Leasing	Chief Accounting Officer	EVP, Operations

Drew Gordon	Gary Hansel	David Tye
SVP, Northern California	SVP, Southern California	SVP, Pacific Northwest

Elva Hernandez
VP, Controller
INVESTOR RELATIONS
Laura Campbell Director, Investor Relations lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except number of properties, square feet and per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a vertically integrated real estate company focused on acquiring, repositioning, developing and operating high-quality office and state-of-the-art media and entertainment properties in high-growth, high-barrier-to-entry submarkets throughout Northern and Southern California and the Pacific Northwest.  The Company invests across the risk-return spectrum, favoring opportunities where it can employ leasing, capital investment and management expertise to create additional value.  This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  We maintain a Web site at www.hudsonpacificproperties.com.

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
Number of office properties owned	53	25	26	25	26
Office properties square feet(1)	14,042,298	5,700,148	5,923,827	5,422,612	5,533,656
Stabilized office properties leased rate as of end of period(2)	94.7%	93.7%	94.6%	94.1%	94.6%
In-Service office properties leased rate as of end of period(3)	88.8%	N/A	N/A	N/A	N/A
Number of media & entertainment properties owned	2	2	2	2	2
Media & entertainment square feet(1)	869,568	869,568	869,568	884,193	884,193
Media & entertainment leased rate as of end of period(4)	71.6%	71.6%	71.6%	71.6%	69.9%
Number of land assets owned	7	5	5	6	6
Land assets estimated square feet(5)	2,590,099	1,448,173	1,448,173	1,861,173	1,861,173
Market capitalization (in thousands):
Total debt(6)	$2,116,974	$784,571	$957,452	$917,238	$848,338
Series A Preferred Units	10,177	10,177	10,177	10,177	10,177
Series B Preferred Stock	145,000	145,000	145,000	145,000	145,000
Common equity capitalization(7)	4,135,927	2,731,256	2,091,479	1,712,132	1,759,364
Total market capitalization	$6,408,078	$3,671,004	$3,204,108	$2,784,547	$2,762,879
Debt/total market capitalization	33.0%	21.4%	29.9%	32.9%	30.7%
Series A preferred units & debt/total market capitalization	33.2%	21.6%	30.2%	33.3%	31.1%
Common stock data (NYSE:HPP)
Range of closing prices(8)	$ 28.22 - 33.95	$ 30.25 - 33.65	$ 24.64 - 30.34	$ 24.45 - 27.01	$ 22.32 - 25.91
Closing price at quarter end	$28.37	$33.19	$30.06	$24.66	$25.34
Weighted average fully diluted common stock\units outstanding (in thousands)(9)	145,849	79,713	69,685	69,126	69,422
Shares of common stock\units outstanding at end of period (in thousands)(10)	145,785	82,292	69,577	69,430	69,430
__________________________

(1)
Square footage for properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Stabilized office properties leased rate excludes the development, redevelopment, lease-up properties, properties held-for-sale, and land properties described on pages 13, 15, and 16.

(3)
In-service office properties leased rate includes the stabilized office properties and lease-up properties described on pages 12 and 13. The Company has adopted an "in-service" office properties classification as of the three-month period ending June 30, 2015 in light of the April 1, 2015 acquisition of a significant number of lease-up properties.

(4)	Percent occupied for media and entertainment properties is the average percent leased for the 12 months ended as of the quarter indicated.

(5)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(6)	Total debt excludes non-cash loan premium/discount.

(7)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(8)	For the quarter indicated.

(9)
For the quarter indicated, diluted shares represent ownership in our Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock\units outstanding for the three month period ending June 30, 2015, March 31, 2015 and December 31, 2014 includes an estimate for projected executive stock grants under our 2013 and 2014 outperformance programs based on the projected award potential of such programs as of end of such periods, as calculated in accordance with the Accounting Standards Codification 260 Earnings Per Share (the "Projected 2013/2014 OPP stock grants").

(10)
This amount represents fully diluted common stock and OP units (including unvested restricted stocks) as of the end of the quarter indicated. The shares of common stock\units outstanding does not include any Projected 2013/2014 OPP stock grants.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

Consolidated Balance Sheets (Unaudited, $ in thousands, except share data)

	June 30, 2015	December 31, 2014
ASSETS
Total investment in real estate, net	$5,728,509	$2,036,638
Cash and cash equivalents	40,327	17,753
Restricted cash	17,319	14,244
Accounts receivable, net	12,312	16,247
Notes receivable	28,476	28,268
Straight-line rent receivables	47,137	33,006
Deferred leasing costs and lease intangibles, net	381,370	102,023
Deferred finance costs, net	18,384	8,723
Interest rate contracts	8,689	3
Goodwill	8,754	8,754
Prepaid expenses and other assets	21,853	6,692
Assets associated with real estate held for sale	—	68,534
TOTAL ASSETS	$6,313,130	$2,340,885

LIABILITIES AND EQUITY
Notes payable	$2,119,157	$918,059
Accounts payable and accrued liabilities	75,205	36,844
Lease intangible liabilities, net	125,795	40,969
Security deposits	21,100	6,257
Prepaid rent	21,909	8,600
Interest rate contracts	1,766	1,750
Liabilities associated with real estate held for sale	275	43,214
TOTAL LIABILITIES	$2,365,207	$1,055,693

6.25% series A cumulative redeemable preferred units of the Operating Partnership	10,177	10,177

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 5,800,000 shares outstanding at June 30, 2015 and December 31, 2014, respectively	$145,000	$145,000
Common stock, $0.01 par value, 490,000,000 authorized, 89,078,401 shares and 66,797,816 shares outstanding at June 30, 2015 and December 31, 2014, respectively	890	668
Additional paid-in capital	1,739,088	1,070,833
Accumulated other comprehensive income (loss)	2,856	(2,443)
Accumulated deficit	(40,766)	(34,884)
Total Hudson Pacific Properties, Inc. stockholders’ equity	$1,847,068	$1,179,174
Non-controlling interest—members in Consolidated Entities	262,756	42,990
Non-controlling common units in the Operating Partnership	1,827,922	52,851
TOTAL EQUITY	$3,937,746	$1,275,015
TOTAL LIABILITIES AND EQUITY	$6,313,130	$2,340,885

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, $ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Office
Rental	$120,052	$39,905	$161,628	$75,915
Tenant recoveries	17,790	5,988	23,854	11,559
Parking and other	5,716	7,013	11,011	11,492
Total office revenues	$143,558	$52,906	$196,493	$98,966
Media & entertainment
Rental	$5,394	$5,958	$10,861	$11,407
Tenant recoveries	253	384	493	704
Other property-related revenue	2,556	2,811	6,665	6,445
Other	58	70	131	203
Total media & entertainment revenues	$8,261	$9,223	$18,150	$18,759
Total revenues	$151,819	$62,129	$214,643	$117,725
Operating expenses
Office operating expenses	$46,691	$18,573	$63,826	$34,500
Media & entertainment operating expenses	5,069	5,838	11,074	11,843
General and administrative	10,373	6,579	19,573	12,355
Depreciation and amortization	73,592	17,944	90,750	34,612
Total operating expenses	$135,725	$48,934	$185,223	$93,310
Income from operations	$16,094	$13,195	$29,420	$24,415
Other expense
Interest expense	$14,113	$6,445	$19,606	$12,969
Interest income	(48)	(11)	(101)	(20)
Acquisition-related expenses	37,481	—	43,525	105
Other expenses	40	12	(1)	13
	$51,586	$6,446	$63,029	$13,067
(Loss) income from continuing operations before (loss) gain on sale of real estate	(35,492)	6,749	(33,609)	11,348
(Loss) gain on sale of real estate	(591)	—	22,100	—
(Loss) income from continuing operations	(36,083)	6,749	(11,509)	11,348
Loss from discontinued operations	—	(60)	—	(126)
Net loss from discontinued operations	—	(60)	—	(126)
Net (loss) income	$(36,083)	$6,689	$(11,509)	$11,222
Net income attributable to preferred stock and units	(3,195)	(3,195)	(6,390)	(6,395)
Net income attributable to restricted shares	(80)	(69)	(150)	(138)
Net (income) loss attributable to non-controlling interest in consolidated entities	(1,893)	61	(3,395)	104
Net loss (income) attributable to common units in the Operating Partnership	16,008	(121)	15,412	(168)
Net (loss) income attributable to Hudson Pacific Properties, Inc. common stockholders	$(25,243)	$3,365	$(6,032)	$4,625
Basic and diluted per share amounts:
Net (loss) income from continuing operations attributable to common stockholders	$(0.28)	$0.05	$(0.07)	$0.07
Net (loss) income attributable to common stockholders’ per share—basic and diluted	$(0.28)	$0.05	$(0.07)	$0.07
Weighted average shares of common stock outstanding—basic	88,894,258	66,485,639	82,906,087	65,063,596
Weighted average shares of common stock outstanding—diluted	88,894,258	69,421,621	82,906,087	67,997,167
Dividends declared per share of common stock	$0.125	$0.125	$0.250	$0.250

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

Quarter To Date	Three Months Ended
Funds From Operations (FFO)(1)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Net (loss) income	$(36,083)	$24,574	$885	$11,415	$6,689
Adjustments:
Depreciation and amortization of real estate assets	73,293	17,073	20,158	17,342	17,835
Loss / (gain) from sale of real estate	591	(22,691)	—	(5,538)	—
FFO attributable to non-controlling interests	(3,696)	(3,312)	(1,254)	(1,396)	(1,080)
Net income attributable to preferred stock and units	(3,195)	(3,195)	(3,195)	(3,195)	(3,195)
FFO to common stockholders and unit holders	$30,910	$12,449	$16,594	$18,628	$20,249
Specified items impacting FFO:
Acquisition-related expenses	$37,481	$6,044	$4,322	$214	$—
Consulting fee to former executive	—	—	1,273	890	1,111
Supplemental net property tax expense	—	—	—	1,072	—
Lease termination revenue	—	—	—	—	(1,687)
Lease termination non-cash write-off	—	—	—	—	77
FFO (excluding specified items) to common stockholders and unit holders	$68,391	$18,493	$22,189	$20,804	$19,750

Weighted average common stock/units outstanding—diluted	145,849	79,713	69,685	69,126	69,422
FFO per common stock/unit—diluted	$0.21	$0.16	$0.24	$0.27	$0.29
FFO (excluding specified items) per common stock/unit—diluted	$0.47	$0.23	$0.32	$0.30	$0.28

Year To Date	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended
Funds From Operations (FFO)(1)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Net (loss) income	$(11,509)	$24,574	$23,522	$22,637	$11,222
Adjustments:
Depreciation and amortization of real estate assets	90,366	17,073	72,003	51,845	34,503
Gain from sale of real estate	(22,100)	(22,691)	(5,538)	(5,538)	—
FFO attributable to non-controlling interest	(7,008)	(3,312)	(5,260)	(4,009)	(2,171)
Net income attributable to preferred stock and units	(6,390)	(3,195)	(12,785)	(9,590)	(6,395)
FFO to common stockholders and unit holders	$43,359	$12,449	$71,942	$55,345	$37,159
Specified items impacting FFO:
Acquisition-related expenses	$43,525	$6,044	$4,641	$319	$105
Consulting fee to former executive	—	—	4,109	2,836	1,946
Supplemental net property tax expense	—	—	809	809	—
Lease termination revenue	—	—	(1,687)	(1,687)	(1,687)
Lease termination non-cash write-off	—	—	77	77	77
FFO (excluding specified items) to common stockholders and unit holders	$86,884	$18,493	$79,891	$57,699	$37,600

Weighted average common stock/units outstanding—diluted	113,162	79,713	68,892	67,933	67,998
FFO per common stock/unit—diluted	$0.38	$0.16	$1.04	$0.81	$0.55
FFO (excluding specified items) per common stock/unit—diluted	$0.77	$0.23	$1.16	$0.85	$0.55
______________________________

(1)	See page 30 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

ADJUSTED FUNDS FROM OPERATIONS (Unaudited, $ in thousands, except per share data)

Quarter To Date	Three Months Ended
Adjusted Funds From Operations (AFFO)(1)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

FFO	$30,910	$12,449	$16,594	$18,628	$20,249
Adjustments:
Straight-line rent	(10,931)	(3,038)	(3,105)	(2,737)	(4,279)
Amortization of above-market and below-market leases, net	(10,258)	(1,291)	(1,215)	(1,291)	(1,456)
Amortization of above-market and below-market ground leases, net	515	62	62	62	62
Amortization of lease incentive costs	89	86	144	102	80
Amortization of deferred financing costs and loan premium/discount, net	1,551	652	460	598	243
Recurring capital expenditures, tenant improvements and lease commissions	(13,301)	(6,191)	(11,702)	(8,378)	(13,729)
Non-cash compensation expense	2,003	2,149	2,512	1,792	1,978
AFFO	$578	$4,878	$3,750	$8,776	$3,148

Weighted average common stock/units outstanding—diluted	145,849	79,713	69,685	69,126	69,422
AFFO per common stock/unit—diluted	$—	$0.06	$0.05	$0.13	$0.05
Dividends paid to common stock and unit holders	$18,224	$10,287	$8,932	$8,679	$8,679
AFFO payout ratio	3,152.9%	210.9%	238.2%	98.9%	275.7%

Year To Date	Six Months Ended	Three Months Ended	Twelve Months Ended	Nine Months Ended	Six Months Ended
Adjusted Funds From Operations (AFFO)(1)	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

FFO	$43,359	$12,449	$71,942	$55,345	$37,159
Adjustments:
Straight-line rent	(13,969)	(3,038)	(12,753)	(9,435)	(6,869)
Amortization of above-market and below-market leases, net	(11,549)	(1,291)	(5,081)	(3,830)	(2,566)
Amortization of above-market and below-market ground leases, net	577	62	248	186	124
Amortization of lease incentive costs	175	86	379	235	133
Amortization of deferred financing costs and loan premium/discount, net	2,203	652	1,525	1,065	466
Recurring capital expenditures, tenant improvements and lease commissions	(19,492)	(6,191)	(40,984)	(29,282)	(20,893)
Non-cash compensation expense	4,152	2,149	7,559	5,047	3,255
AFFO	$5,456	$4,878	$22,835	$19,331	$10,809

Weighted average common stock/units outstanding—diluted	113,162	79,713	68,892	67,933	67,998
AFFO per common stock/unit—diluted	$0.05	$0.06	$0.33	$0.28	$0.16
Dividends paid to common stock and unit holders	$28,511	$10,287	$34,966	$26,034	$17,355
AFFO payout ratio	522.6%	210.9%	153.1%	134.7%	160.6%
______________________________

(1)
See page 30 for Management’s Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO). AFFO excludes amounts attributable to non-controlling interest in Consolidated Entities. For purposes of the three-month period ending June 30, 2014, AFFO amounts appearing in our Supplemental Operating and Financial Data reports issued for those periods included amounts attributable to the non-controlling interest in Consolidated Entities. AFFO amounts in this Supplemental Operating and Financial Data report reflect an increase in AFFO compared to amounts previously reported owing to the exclusion of amounts attributable to non-controlling interest in Consolidated Entities for all periods presented.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

DEBT SUMMARY
(Tabular amounts in thousands)
The following table sets forth information with respect to our outstanding indebtedness as of June 30, 2015.

			Annual		Balance at
Debt	Outstanding	Interest Rate(1)	Debt Service(1)	Maturity Date	Maturity
Unsecured loans
Unsecured revolving credit facility	$45,000	LIBOR+ 1.15% to 1.85%	$—	4/1/2019	$45,000
Unsecured term loan—2-year term	550,000	LIBOR+ 1.30% to 2.20%	—	4/1/2017	550,000
Unsecured term loan—5-year term(2)	550,000	LIBOR+ 1.30% to 2.20%	—	4/1/2020	550,000
Unsecured term loan—7-year term(3)	350,000	LIBOR+ 1.60% to 2.55%	—	4/1/2022	350,000
Total unsecured loans	$1,495,000

Mortgage Loans
Mortgage loan secured by Pinnacle II(4)	$86,826	6.31%	6,754	9/6/2016	85,301
Mortgage loan secured by 901 Market(5)	30,000	LIBOR+2.25%	—	10/31/2016	30,000
Mortgage loan secured by Element LA(6)	82,646	LIBOR+1.95%	—	11/1/2017	82,646
Mortgage loan secured by Rincon Center(7)	103,365	5.13%	7,195	5/1/2018	97,673
Mortgage loan secured by Sunset Gower/Sunset Bronson(8)	97,000	LIBOR+2.25%	—	2/11/2018	97,000
Mortgage loan secured by Met Park North(9)	64,500	LIBOR+1.55%	—	8/1/2020	64,500
Mortgage loan secured by 10950 Washington(10)	28,637	5.32%	2,003	3/11/2022	24,632
Mortgage loan secured by Pinnacle I(11)	129,000	3.95%	5,172	11/7/2022	117,190
Subtotal mortgage loans	$621,974
Unamortized loan premium, net(12)	2,183
Total mortgage loans	$624,157
Total	$2,119,157
______________________________

(1)	Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs.

(2)
Effective as of May 1, 2015, the Company entered into an interest rate contract with respect to $300.0 million of the $550.0 million five-year term loan facility that swapped one-month LIBOR to a fixed rate of 1.36% through the loan’s maturity on April 1, 2020. As a result, $300.0 million of this facility currently bears interest at a rate equal to 2.66% to 3.56% per annum depending on our leverage ratio.

(3)
Effective as of May 1, 2015, the Company entered into an interest rate contract with respect to the entire $350.0 million seven-year term loan facility that swapped one-month LIBOR to a fixed rate of 1.61% through the loan’s maturity on April 1, 2022. As a result, this facility currently bears interest at a rate equal to 3.21% to 4.16% per annum depending on our leverage ratio.

(4)
This loan was assumed on June 14, 2013 in connection with the contribution of the Pinnacle II property to the Company’s joint venture with M. David Paul & Associates/Worthe Real Estate Group. This loan bore interest only for the first five years. Beginning with the payment due October 6, 2011, monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule.

(5)	On October 29, 2012, we obtained a loan for our 901 Market property pursuant to which we borrowed $49.6 million upon closing. On April 10, 2015 we repaid $19.6 million of this loan.

(6)
On November 24, 2014 we amended our construction loan for Element LA to, among other things, increase availability from $65.5 million to $102.4 million for budgeted site-work, construction of a parking garage, base building, tenant improvement, and leasing commission costs associated with the renovation and lease-up of the property.

(7)	This loan is amortizing based on a 30-year amortization schedule.

(8)
On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42.0 million of the loan through February 11, 2016. Effective March 4, 2015, the terms of this loan were amended and restated to introduce the ability to draw up to an additional $160.0 million for budgeted construction costs associated with our ICON development and to extend the maturity date from February 11, 2018 to March 4, 2019.

(9)
This loan bears interest only at a rate equal to one-month LIBOR plus 1.55%. The full loan amount is subject to an interest rate contract that swapped one-month LIBOR to a fixed rate of 2.1644% through the loan’s maturity on August 1, 2020. As a result, this loan bears interest at a rate equal to 3.7144% per annum.

(10)	This loan is amortizing based on a 30-year amortization schedule.

(11)
This loan bears interest only for the first five years. Beginning with the payment due December 6, 2017, monthly debt service will include annual debt amortization payments based on a 30-year amortization schedule, for total annual debt service of $7.3 million.

(12)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with Pinnacle II.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)

			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
SAME-STORE
Greater Seattle, Washington
Met Park North	Lake Union	190,748	95.4%	95.4%	$4,866,998	$26.75
Northview	Lynnwood	182,009	82.8	82.8	3,200,837	21.24
505 First Avenue	Pioneer Square	288,140	96.5	96.5	5,778,605	20.79
83 King Street	Pioneer Square	184,083	97.0	97.0	4,709,812	26.37
Subtotal		844,980	93.4%	93.4%	$18,556,252	$23.51
San Francisco Bay Area, California
1455 Market Street	San Francisco	1,025,833	99.7%	99.7%	$30,084,536	$29.41
222 Kearny Street	San Francisco	148,797	87.2	87.2	5,272,183	40.63
275 Brannan Street	San Francisco	54,673	100.0	100.0	3,074,137	56.23
625 Second Street	San Francisco	138,080	56.1	73.8	3,717,624	48.03
875 Howard Street	San Francisco	286,270	80.0	80.0	5,570,866	24.32
Rincon Center	San Francisco	580,850	90.5	91.2	22,123,410	42.06
Subtotal		2,234,503	91.3%	92.6%	$69,842,756	$34.24
Los Angeles, California
Pinnacle I	Burbank	393,777	87.1%	89.1%	$14,273,972	$41.60
Pinnacle II	Burbank	231,864	99.2	99.2	8,942,900	38.88
6922 Hollywood	Hollywood	205,523	85.7	85.7	7,907,408	44.88
Technicolor Building	Hollywood	114,958	100.0	100.0	4,549,302	39.57
Del Amo Office Building	Torrance	113,000	100.0	100.0	3,327,208	29.44
10900 Washington	West Los Angeles	9,919	100.0	100.0	379,699	38.28
10950 Washington	West Los Angeles	159,024	100.0	100.0	5,751,510	36.17
604 Arizona	West Los Angeles	44,260	100.0	100.0	1,922,857	43.44
9300 Wilshire	West Los Angeles	61,224	91.5	91.5	2,374,262	42.38
Subtotal		1,333,549	93.5%	94.0%	$49,429,118	$39.66
Total Same-Store		4,413,032	92.4%	93.2%	$137,828,126	$33.82
NON-SAME-STORE
Greater Seattle, Washington
Merrill Place	Pioneer Square	193,153	73.2%	73.2%	$3,490,044	$24.70
Subtotal		193,153	73.2%	73.2%	$3,490,044	$24.70
San Francisco Bay Area, California
3400 Hillview	Palo Alto	207,857	100.0%	100.0%	$12,569,445	$60.47
Clocktower Square	Palo Alto	100,344	96.9	96.9	5,924,138	60.95
Foothill Research	Palo Alto	195,376	100.0	100.0	12,132,115	62.10
Towers at Shore Center	Redwood Shores	334,483	93.7	95.4	25,513,997	81.37
901 Market Street	San Franciso	206,199	100.0	100.0	9,429,654	45.73
1740 Technology	San Jose Airport	206,876	99.1	99.1	6,972,212	34.00
Concourse	San Jose Airport	944,386	94.0	94.5	24,815,720	27.95
Skyport Plaza	San Jose Airport	418,086	99.1	99.1	9,414,300	22.72
Campus Center	Silicon Valley	471,580	100.0	100.0	14,713,296	31.20
Subtotal		3,085,187	97.2%	97.5%	$121,484,877	$40.51
Los Angeles, California
3401 Exposition	West Los Angeles	63,376	100.0%	100.0%	$2,547,715	$40.20
Element LA	West Los Angeles	284,037	100.0	100.0	14,960,821	52.67
Subtotal		347,413	100.0%	100.0%	$17,508,536	$50.40
Total Non-Same-Store		3,625,753	96.2%	94.7%	$142,483,457	$40.85
Total Stabilized		8,038,785	94.1%	94.7%	$280,311,583	$37.06

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO BY PROPERTY(1)—CONTINUED

			Percent Occupied(3)	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket	Square Feet(2)
LEASE-UP
San Francisco Bay Area, California
Bay Park Plaza	Burlingame	260,183	83.4%	83.4%	$6,767,317	$31.18
One Bay Plaza	Burlingame	195,739	75.2	77.5	4,827,751	32.81
Metro Center	Foster City	730,215	58.9	59.7	18,075,508	42.01
2180 Sand Hill Road	Palo Alto	45,613	56.0	56.0	2,148,609	84.11
Embarcadero Place	Palo Alto	197,402	67.7	81.0	3,634,191	27.20
Lockheed	Palo Alto	46,759	91.7	91.7	1,651,286	38.49
Page Mill Center	Palo Alto	176,245	62.7	62.7	6,873,304	62.18
Palo Alto Square	Palo Alto	328,251	83.3	83.3	17,386,960	63.56
333 Twin Dolphin Plaza	Redwood Shores	182,789	72.9	72.9	5,596,003	42.00
555 Twin Dolphin Plaza	Redwood Shores	198,936	84.2	86.5	7,088,417	42.33
Shorebreeze	Redwood Shores	230,932	80.4	90.2	7,500,205	40.38
Skyway Landing	Redwood Shores	247,173	84.5	84.5	7,227,102	34.61
Bayhill Office Center	San Bruno	554,328	91.9	92.4	15,153,739	29.75
Gateway	San Jose Airport	608,625	83.1	84.8	13,719,016	27.13
Metro Plaza	San Jose Airport	456,921	82.7	82.7	10,499,971	27.79
Peninsula Office Park	San Mateo	510,456	72.6	82.3	13,997,755	37.75
Techmart Commerce	Silicon Valley	284,440	77.7	78.6	7,823,882	35.42
Total Lease-up		5,255,007	77.3%	79.7%	$149,971,016	$36.93

TOTAL IN-SERVICE		13,293,792	87.4%	88.8%	$430,282,599	$37.02

___________________________

(1)
Our in-service portfolio excludes the development, redevelopment, properties held-for-sale, and land properties described on pages 15 and 16. As of June 30, 2015, we had one office development property under construction, four office redevelopment properties under construction, and seven land properties (see pages 15 and 16). We define “lease-up” properties as properties we recently purchased, developed, or redeveloped that have not yet reached 92.0% occupancy and are within one year following purchase and cessation of major construction activities, as applicable.

(2)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2015, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2015, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of June 30, 2015. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

IN-SERVICE OFFICE PORTFOLIO SUMMARY(1)

			Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Properties	Square Feet(2)
STABILIZED
Greater Seattle, Washington
Lake Union	1	190,748	181,934	95.4%	181,934	95.4%	$4,866,998	$26.75
Lynnwood	1	182,009	150,727	82.8	150,727	82.8	3,200,837	21.24
Pioneer Square	3	665,376	597,830	89.8	597,830	89.8	13,978,461	23.38
Subtotal	5	1,038,133	930,491	89.6%	930,491	89.6%	$22,046,296	$23.69
San Francisco Bay Area, California
Palo Alto	3	503,577	500,426	99.4%	500,426	99.4%	$30,625,698	$61.20
Redwood Shores	1	334,483	313,556	93.7	319,236	95.4	25,513,997	81.37
San Franciso	7	2,440,702	2,246,153	92.0	2,274,333	93.2	79,272,410	35.29
San Jose Airport	3	1,569,348	1,507,377	96.1	1,511,980	96.3	41,202,232	27.33
Silicon Valley	1	471,580	471,580	100.0	471,580	100.0	14,713,296	31.20
Subtotal	15	5,319,690	5,039,092	94.7%	5,077,555	95.4%	$191,327,633	$37.97
Los Angeles, California
Burbank	2	625,641	573,092	91.6%	580,704	92.8%	$23,216,872	$40.51
Hollywood	2	320,481	291,142	90.8	291,142	90.8	12,456,710	42.79
Torrance	1	113,000	113,000	100.0	113,000	100.0	3,327,208	29.44
West Los Angeles	6	621,840	616,636	99.2	616,636	99.2	27,936,864	45.31
Subtotal	11	1,680,962	1,593,870	94.8%	1,601,482	95.3%	$66,937,654	$42.00
Total Stabilized	31	8,038,785	7,563,453	94.1%	7,609,528	94.7%	$280,311,583	$37.06

LEASE-UP
San Francisco Bay Area, California
Burlingame	2	455,922	364,239	79.9%	368,794	80.9%	$11,595,068	$31.83
Foster City	1	730,215	430,223	58.9	435,770	59.7	18,075,508	42.01
Palo Alto	5	794,270	586,129	73.8	612,467	77.1	31,694,351	54.07
Redwood Shores	4	859,830	695,246	80.9	722,321	84.0	27,411,727	39.43
San Bruno	1	554,328	509,365	91.9	512,107	92.4	15,153,739	29.75
San Jose Airport	2	1,065,546	883,583	82.9	893,866	83.9	24,218,986	27.41
San Mateo	1	510,456	370,814	72.6	420,080	82.3	13,997,755	37.75
Silicon Valley	1	284,440	220,877	77.7	223,550	78.6	7,823,882	35.42
Total Lease-up	17	5,255,007	4,060,476	77.3%	4,188,955	79.7%	$149,971,016	$36.93

TOTAL IN-SERVICE	48	13,293,792	11,623,929	87.4%	11,798,483	88.8%	$430,282,599	$37.02
___________________________
Refer to footnotes on page 13.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

REDEVELOPMENT, DEVELOPMENT AND HELD-FOR-SALE OFFICE SUMMARY(1)

		Estimated Square Feet(2)	Occupied Square Feet	Percent Occupied(3)	Leased Square Feet	Percent Leased(3)	Annualized Base Rent(4)	Annualized Base Rent Per Square Foot(4)
Location	Submarket
REDEVELOPMENT
Los Angeles, California
12655 Jefferson	West Los Angeles	93,952	—	—%	—	—%	$—	$—
3402 Pico	West Los Angeles	50,097	—	—	—	—	—	—
4th & Traction	Downtown Los Angeles	120,937	—	—	—	—	—	—
Subtotal		264,986	—	—%	—	—%	$—	$—
San Francisco Bay Area, California
Patrick Henry Drive	Silicon Valley	70,520	—	—%	—	—%	$—	$—
Subtotal		70,520	—	—%	—	—%	$—	$—
Total Redevelopment		335,506	—	—%	—	—%	$—	$—

DEVELOPMENT
Los Angeles, California
Icon — Building I Tower	Hollywood	323,000	—	—%	—	—%	$—	$—
Icon — Building II	Hollywood	90,000	—	—	—	—	—	—
Total Icon		413,000	—	—%	—	—%	$—	$—
Total Development		413,000	—	—%	—	—%	$—	$—

TOTAL		748,506	—	—%	—	—%	$—	$—
______________________________

(1)	Excludes in-service properties and land assets (see pages 12, 13, and 16).

(2)
Square footages have been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(3)
Percent occupied for office properties is calculated as (i) square footage under commenced leases as of June 30, 2015, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases.

(4)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2015, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of June 30, 2015. Annualized base rent does not reflect tenant reimbursements.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

LAND PROPERTIES SUMMARY

Location	Submarket	Square Feet(1)	Percent of Total
Greater Seattle, Washington
Merrill Place	Pioneer Square	166,800	6.4%
Subtotal		166,800	6.4%

San Francisco Bay Area, California
Skyport Plaza	San Jose	350,000	13.5%
Campus Center	Silicon Valley	750,000	29.0
Subtotal		1,100,000	42.5%

Los Angeles, California
Sunset Bronson—Lot A	Hollywood	300,000	11.6%
Sunset Gower— Redevelopment	Hollywood	423,396	16.3
Element LA	West Los Angeles	500,000	19.3
3402 Pico	West Los Angeles	99,903	3.9
Subtotal		1,323,299	51.1%

TOTAL		2,590,099	100.0%
______________________________

(1)	Square footage for land assets represents management’s estimate of developable square feet, the majority of which remains subject to entitlement approvals that have not yet been obtained.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY

Property	Square Feet(1)	Percent of Total	Percent Leased(2)	Annual Base Rent(3)	Annual Base Rent Per Leased Square Foot(4)
Sunset Gower	570,470	64.5%	72.8%	$13,845,908	$33.35
Sunset Bronson	299,098	35.5	69.4	7,395,912	35.06

TOTAL	869,568	100.0%	71.6%	$21,241,820	$33.93
______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated gross square feet, which may be less or more than BOMA rentable area. Square footage may change over time due to re-measurement or re-leasing. During the fourth quarter ended December 31, 2014, the Company razed approximately 14,625 square feet at its Sunset Bronson property in connection with its ICON development.

(2)	Percent leased for media and entertainment properties is the average percent leased for the 12 months ended June 30, 2015.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended June 30, 2015, excluding tenant reimbursements.

(4)
Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) the average square footage under lease during the 12 months ended June 30, 2015.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

CURRENT VALUE CREATION DEVELOPMENT PROJECTS
(Unaudited, $ in thousands, except square feet)

		Estimated Construction Period					Project Costs(1)
	City	Start Date	Estimated Completion Date	Estimated Stabilization Date(2)	Estimated Rentable Square Feet(3)	Total %Leased	Project Costs as of 6/30/15	Total Estimated Project Costs	Estimated Initial Stabilized Yield on Project Costs(4)
UNDER CONSTRUCTION
Los Angeles, California
Icon — Building I Tower	Hollywood	Q4-2014	Q4-2016	Q2-2017	323,000	—%	N/A	N/A	N/A
Icon — Building II	Hollywood	Q4-2014	Q3-2017	Q2-2018	90,000	—%	N/A	N/A	N/A
Total Icon(5)					413,000	—%	$35,156	$191,709	8.3%
12655 Jefferson	Playa Del Rey	Q2-2015	Q4-2015	Q2-2016	93,952	—%	39,158	53,819	6.6%
Total Under Construction					506,952		$74,314	$245,528

FUTURE DEVELOPMENT PIPELINE
Los Angeles, California
Sunset Bronson — Lot A	Hollywood	TBD	TBD	TBD	300,000	N/A	N/A	TBD	TBD
Sunset Gower — Redevelopment	Hollywood	TBD	TBD	TBD	423,396	N/A	N/A	TBD	TBD
Element LA	Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
3402 Pico(6)	Santa Monica	TBD	TBD	TBD	99,903	N/A	N/A	TBD	TBD
4th & Traction	Los Angeles	TBD	TBD	TBD	120,937	N/A	N/A	TBD	TBD
San Francisco Bay Area, California
Skyport Plaza	San Jose	TBD	TBD	TBD	350,000	N/A	N/A	TBD	TBD
Campus Center	Milpitas	TBD	TBD	TBD	750,000	N/A	N/A	TBD	TBD
Greater Seattle, Washington
Merrill Place	Seattle	TBD	TBD	TBD	166,800	N/A	N/A	TBD	TBD
Total Future Development Pipeline					2,711,036
______________________________

(1)
Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification (“ASC”) 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.

(2)	Based on management’s estimate of stabilized occupancy (92.0%).

(3)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

(4)
Estimated initial stabilized yield on project costs is calculated as the quotient of the estimated amounts of NOI and our investment in the property once the project has reached stabilized occupancy (92%) and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value-creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields, and total costs at completion, represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

(5)
The Icon development is comprised of a 14-story office tower (Icon - Building 1 Tower), a 5-story mid-rise office building (Icon - Building II), and 1,635 stall parking structure. The parking structure is scheduled to be completed within the fourth quarter of 2015. The estimated completion and stabilization dates for each of the buildings is reflected in the above table. Since the costs of the parking structure and certain other development costs are attributable to both buildings, estimated project costs and stabilized yield on project costs are shown on a combined basis for the entire Icon development. Total estimated project costs for Icon excludes land.

(6)	Estimated rentable square feet for 3402 Pico does not include a 50,097 square foot existing vacant building.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1)
(Unaudited, tabular amounts in thousands, except number of properties and square feet)

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014		% change	2015	2014		% change
Same-store office statistics(2)
Number of properties	19	19			19	19
Rentable square feet	4,413,032	4,413,032			4,413,032	4,413,032
Ending % leased	93.2%	95.0%		(1.9)%	93.2%	95.0%		(1.9)%
Ending % occupied	92.4%	91.0%		1.5%	92.4%	91.0%		1.5%
Average % occupied for the period	92.5%	90.9%		1.8%	92.3%	88.8%		3.9%

Same-store media statistics(3)
Number of properties	2	2			2	2
Rentable square feet	869,568	869,568			869,568	869,568
Average % occupied for the period	72.0%	72.7%		(1.0)%	71.9%	70.8%		1.6%

SAME-STORE ANALYSIS—GAAP BASIS

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014		% change	2015	2014		% change
Same-store net operating income — GAAP basis
Total office revenues	$46,185	$45,183	(4)	2.2%	$91,577	$86,412	(4)	6.0%
Total media revenues	8,261	9,223		(10.4)	18,150	18,759		(3.2)
Total revenues	$54,446	$54,406		0.1%	$109,727	$105,171		4.3%

Total office expense	$17,119	$16,153		6.0%	$32,383	$30,191		7.3%
Total media expense	5,069	5,838		(13.2)	11,074	11,843		(6.5)
Total property expense	$22,188	$21,991		0.9%	$43,457	$42,034		3.4%

Same-store office net operating income — GAAP basis	$29,066	$29,030		0.1%	$59,194	$56,221		5.3%
NOI Margin	62.9%	64.2%		(2.0)%	64.6%	65.1%		(0.8)%
Same-store media net operating income — GAAP basis	$3,192	$3,385		(5.7)%	$7,076	$6,916		2.3%
NOI Margin	38.6%	36.7%		5.2%	39.0%	36.9%		5.7%
Same-store total property net operating income — GAAP basis	$32,258	$32,415		(0.5)%	$66,270	$63,137		5.0%
NOI Margin	59.2%	59.6%		(0.7)%	60.4%	60.0%		0.7%

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

SAME-STORE ANALYSIS(1) —CONTINUED
(Unaudited, tabular amounts in thousands)

SAME-STORE ANALYSIS—CASH BASIS

	Three Months Ended June 30,				Six Months Ended June 30,
	2015	2014		% change	2015	2014		% change
Same-store net operating income — Cash basis
Total office revenues	$44,990	$39,748	(4)	13.2%	$86,686	$77,634	(4)	11.7%
Total media revenues	7,836	9,212		(14.9)	17,291	18,759		(7.8)
Total revenues	$52,826	$48,960		7.9%	$103,977	$96,393		7.9%

Total office expense	$17,057	$16,091		6.0%	$32,259	$30,067		7.3%
Total media expense	5,069	5,838		(13.2)	11,074	11,843		(6.5)
Total property expense	$22,126	$21,929		0.9%	$43,333	$41,910		3.4%

Same-store office net operating income — Cash basis	$27,933	$23,657		18.1%	$54,427	$47,567		14.4%
NOI Margin	62.1%	59.5%		4.4%	62.8%	61.3%		2.4%
Same-store media net operating income — Cash basis	$2,767	$3,374		(18.0)%	$6,217	$6,916		(10.1)%
NOI Margin	35.3%	36.6%		(3.6)%	36.0%	36.9%		(2.4)%
Same-store total property net operating income — Cash basis	$30,700	$27,031		13.6%	$60,644	$54,483		11.3%
NOI Margin	58.1%	55.2%		5.3%	58.3%	56.5%		3.2%
______________________________

(1)	“Same store” defined as all of the properties owned and included in our stabilized portfolio as of January 1, 2014 and still owned and included in the stabilized portfolio as of June 30, 2015.

(2)	See page 12 for same-store office properties.

(3)	See page 17 for same-store media properties.

(4)	Amount excludes a one-time $1.6 million early lease termination fee income disclosed in the Q2-2014 earnings release.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

RECONCILIATION OF SAME-STORE PROPERTY NET OPERATING INCOME TO GAAP NET INCOME (LOSS)
(Unaudited, $ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Reconciliation to net income
Same-store office revenues — Cash basis	$44,990	$39,748	$86,686	$77,634
GAAP adjustments to office revenues — Cash basis	1,195	5,435	4,891	8,778
One time revenue adjustments per definition	—	1,610	—	1,610
Same-store office revenues — GAAP basis	$46,185	$46,793	$91,577	$88,022

Same-store media revenues — Cash basis	$7,836	$9,212	$17,291	$18,759
GAAP adjustments to media revenues — Cash basis	425	11	859	—
Same-store media revenues — GAAP basis	$8,261	$9,223	$18,150	$18,759

Same-store property revenues — GAAP basis	$54,446	$56,016	$109,727	$106,781

Same-store office expenses — Cash basis	$17,057	$16,091	$32,259	$30,067
GAAP adjustments to office expenses — Cash basis	62	62	124	124
Same-store office expenses — GAAP basis	$17,119	$16,153	$32,383	$30,191

Same-store media expenses — Cash basis	$5,069	$5,838	$11,074	$11,843
Same-store media expenses — GAAP basis	$5,069	$5,838	$11,074	$11,843

Same-store property expenses — GAAP basis	$22,188	$21,991	$43,457	$42,034

Same-store net operating income — GAAP basis	$32,258	$34,025	$66,270	$64,747
Non-Same Store GAAP net operating income	67,801	3,693	73,473	6,635
General and administrative	(10,373)	(6,579)	(19,573)	(12,355)
Depreciation and amortization	(73,592)	(17,944)	(90,750)	(34,612)
Income from operations	$16,094	$13,195	$29,420	$24,415
Interest expense	(14,113)	(6,445)	(19,606)	(12,969)
Interest income	48	11	101	20
Acquisition-related expenses	(37,481)	—	(43,525)	(105)
Other expense	(40)	(12)	1	(13)
Gain on sale of real estate	(591)	—	22,100	—
Net loss from discontinued operations	—	(60)	—	(126)
Net income (loss)	$(36,083)	$6,689	$(11,509)	$11,222

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

NET OPERATING INCOME DETAIL Three Months Ended June 30, 2015 (Unaudited, $ in thousands)

	Same Store Office Properties(1)	Non-Same Store Office Properties(2)	Development/ Redevelopment(3)	Lease-Up Properties(4)	Media & Entertainment(5)	Total Properties
Revenue
Rents
Cash	$34,046	$29,967	$—	$34,727	$4,970	$103,710
GAAP Revenue	1,195	6,065	—	14,053	425	21,738
Total Rents	$35,241	$36,032	$—	$48,780	$5,395	$125,448

Tenant Reimbursements	$6,670	$6,371	$(30)	$4,733	$252	$17,996
Parking and Other	4,274	325	73	106	2,614	7,393
Total Revenue	$46,185	$42,728	$43	$53,619	$8,261	$150,837

Property Operating Expenses	17,119	11,531	112	17,819	5,069	51,650
Property GAAP Net Operating Income	$29,066	$31,197	$(69)	$35,800	$3,192	$99,187

Square Feet	4,413,032	3,625,753	748,506	5,255,007	869,568	14,911,866
Ending % Leased	93.2%	96.5%	—%	79.7%	72.0%	83.3%
Ending % Occupied	92.4%	96.2%	—%	77.3%	72.0%	82.1%
NOI Margin	62.9%	73.0%	N/A	N/A	38.6%	65.8%
Property GAAP Net Operating Income	$29,066	$31,197	$(69)	$35,800	$3,192	$99,186
Less : GAAP Revenue	(1,195)	(6,065)	—	(14,053)	(425)	(21,738)
Add : GAAP Expense	62	426	—	28	—	516
Property Cash Net Operating Income	$27,933	$25,558	$(69)	$21,775	$2,767	$77,964

Net Income Reconciliation	Q2-2015
Property GAAP Net Operating Income	$99,187
Broadway Note	898
Disposed Properties	51
Other income/inter-company eliminations	(77)
Total GAAP Net Operating Income	$100,059
General and administrative	(10,373)
Depreciation and amortization	(73,592)	(1) See page 12 for same-store office properties.
Income from Operations	$16,094	(2) See page 12 for non-same-store properties.
Interest expense	(14,113)	(3) See page 15 for development/redevelopment properties.
Interest income	48	(4) See page 13 for lease-up properties.
Acquisition-related expenses	(37,481)	(5) See page 17 for same-store media properties.
Other (income) expenses	(40)
Gain on sale of real estate	(591)
Net Income	$(36,083)

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

	Three Months Ended June 30, 2015	Six Months Ended June 30, 2015
Total Gross Leasing Activity(1)
Rentable square feet	473,449	506,672
Gross New Leasing Activity
Rentable square feet	200,998	220,443
New cash rate	$50.78	$50.60
Gross Renewal Leasing Activity
Rentable square feet	272,451	286,229
Renewal cash rate	$49.81	$49.19
Total Leases Expired and Terminated
Contractual (scheduled) expiration (square feet)	126,379	198,248
Early termination (square feet)	114,567	143,007
Total	240,946	341,255
Net Absorption
Leased rentable square feet	(39,948)	(120,812)
Cash Rent Growth(2)
Expiring rate	$37.73	$37.57
New/renewal rate	$51.05	$50.63
Change	35.3%	34.8%
Straight-Line Rent Growth(3)
Expiring Rate	$35.08	$34.97
New/renewal rate	$52.10	$51.47
Change	48.5%	47.2%
Weighted Average Lease Terms
New (in months)	63	62
Renewal (in months)	40	38

Tenant Improvements and Leasing Commissions(4)	Lease Transaction Costs Per Square Foot
	Three Months Ended June 30, 2015		Six Months Ended June 30, 2015
	Total	Annual	Total	Annual
New leases	$32.08	$6.07	$30.06	$5.80
Renewal leases	$12.83	$3.88	$12.21	$3.86
Blended	$21.00	$5.07	$19.98	$4.94
______________________________

(1)
The 506,672 square feet executed in the six month period ended June 30, 2015 excludes: (a) a 5-year management agreement with Sodexo America to operate food services in 7,612 square feet (Suite 190) at Pinnacle I (this is a building amenity with no base rent); and (b) a 15-year lease extension with KTLA-TV for 94,205 square feet (Buildings 15, 16, 20 and 21, and Stage 6) at Sunset Bronson Studios, a part of our Media & Entertainment portfolio, scheduled to commence February 1, 2016. The current KTLA-TV lease comprised of 90,506 square feet will expire with a net effective rent of $1.50 (NNN) on January 31, 2016 while the lease extension comprised of 94,205 square feet will commence with a net effective rent of $2.39 (NNN) on February 1, 2016.

(2)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(4)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO COMMENCED LEASES WITH NON-RECURRING, UP-FRONT ABATEMENTS(1)

Location	Submarket	Square Feet	Lease Start Date	Rent Start Date	Starting Base Rents(2)	Lease Expiration Date
San Francisco Bay Area, California
Metro Center	Foster City	33,439	1/1/2015	7/1/2015	39.00	6/30/2020
Bayhill Office Center	San Bruno	106,099	2/1/2015	10/1/2015	22.80	1/31/2025
Palo Alto Square	Palo Alto	13,040	2/1/2015	8/1/2015	79.20	12/31/2019
Clocktower square IV	Palo Alto	25,395	3/1/2015	6/1/2015	56.86	2/28/2018
Page Mill Center	Palo Alto	22,846	3/1/2015	8/1/2015	74.04	6/30/2020
Foothill Research Center	Palo Alto	85,910	3/1/2015	10/1/2015	61.80	2/28/2025
Palo Alto Square	Palo Alto	13,291	3/1/2015	9/1/2015	78.00	2/28/2025
Metro Center	Foster City	18,803	3/1/2015	10/1/2015	39.00	2/28/2022
Peninsula Office Park	San Mateo	27,737	5/1/2015	9/1/2015	46.20	4/30/2020
Skyway Landing	Redwood Shores	17,555	6/1/2015	10/1/2015	45.00	5/31/2018
Los Angeles, California
Element LA	West Los Angeles	284,037	4/1/2015	10/1/2015	$52.67	3/31/2030

______________________________

(1)
Consists of leases greater than 10,000 square feet which commenced on or prior to June 30, 2015, with three or more months of up-front free rent resulting in a rent start date after the commencement of the three month period ending June 30, 2015.

(2)
Stated per leased square foot. Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. For commenced leases, calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) for the month ended June 30, 2015, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

QUARTERLY UNCOMMENCED/BACKFILL — NEXT EIGHT QUARTERS(1)

	Q3 2015		Q4 2015		Q1 2016		Q2 2016		Q3 2016		Q4 2016		Q1 2017		Q2 2017
Location	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF	Starting Rent/sf(2)	SF(2)	Starting Rent/sf(2)
Greater Seattle, Washington
Lake Union	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Lynnwood	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Pioneer Square	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
San Francisco Bay Area, California
Burlingame	—	$—	4,555	$39.00	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Foster City	3,358	64.20	2,189	63.00	—	—	—	—	—	—	—	—	—	—	—	—
Palo Alto	26,338	42.09	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Redwood Shores	12,465	59.03	—	—	20,290	54.00	—	—	—	—	—	—	—	—	—	—
San Bruno	5,600	45.31	—	—	—	—	—	—	—	—	—	—	—	—	—	—
San Francisco	6,486	46.96	24,545	57.00	—	—	—	—	—	—	—	—	—	—	38,739	70.84
San Jose Airport	14,886	33.60	—	—	53,624	51.54	—	—	—	—	—	—	—	—	—	—
San Mateo	49,266	49.20	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Silicon Valley	3,771	45.52	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	122,170	$46.77	31,289	$54.80	73,914	$52.22	—	$—	—	$—	—	$—	—	$—	38,739	$70.84
Los Angeles, California
Burbank	7,612	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
Downtown Los Angeles	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Hollywood	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Torrance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
West Los Angeles	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	7,612	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—
TOTAL	129,782	$44.03	31,289	$54.80	73,914	$52.22	—	$—	—	$—	—	$—	—	$—	38,739	$70.84

______________________

(1)
Consists of (i) uncommenced leases, defined as new leases with respect to vacant space, and (ii) backfill leases, defined as new leases with respect to occupied space, in either case executed on or prior to June 30, 2015 but with commencement dates after June 30, 2015 and within the next eight quarters.

(2)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease commencement date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS — NEXT EIGHT QUARTERS

	Q3 2015(1)		Q4 2015		Q1 2016		Q2 2016		Q3 2016		Q4 2016		Q1 2017		Q2 2017
Location	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)	Expiring SF	Rent/sf(2)
Greater Seattle, Washington
Lake Union	—	$—	—	$—	—	$—	—	$—	—	$—	600	$43.70	—	$—	—	$—
Lynnwood	—	—	—	—	—	—	59,022	18.75	—	—	—	—	—	—	—	—
Pioneer Square	6,547	21.25	26,001	23.69	19,445	26.51	—	—	11,995	26.96	8,349	25.67	6,000	28.50	—	—
Subtotal	6,547	$21.25	26,001	$23.69	19,445	$26.51	59,022	$18.75	11,995	$26.96	8,949	$26.88	6,000	$28.50	—	$—
San Francisco Bay Area, California
Burlingame	14,365	$28.83	13,295	$27.71	2,731	$33.99	13,538	$26.85	6,692	$30.96	6,590	$31.17	—	$—	10,162	$38.26
Foster City	46,476	17.24	13,259	36.17	4,485	83.52	694	58.71	12,865	41.93	13,068	44.18	39,294	39.48	7,868	53.94
Palo Alto	46,306	42.40	—	—	21,899	33.62	96,838	31.81	39,199	44.45	36,150	37.02	80,944	76.30	25,952	65.30
Redwood Shores	54,145	44.10	67,993	36.32	31,039	28.65	84,070	37.10	43,718	116.13	58,986	45.08	12,894	30.11	43,107	52.72
San Bruno	19,875	26.60	16,976	36.37	4,460	25.96	34,100	34.90	4,771	37.92	54,649	29.81	3,129	28.68	10,770	38.97
San Francisco	28,260	41.21	27,091	15.07	3,332	35.00	47,617	33.60	22,283	37.79	3,515	37.73	162,180	35.53	32,621	34.88
San Jose Airport	94,865	20.92	173,631	28.60	98,434	28.59	60,847	28.78	81,863	30.10	117,839	28.28	161,400	30.67	91,865	29.74
San Mateo	5,445	31.16	12,709	40.42	4,563	43.28	43,779	36.97	10,020	40.20	9,583	41.46	4,930	45.76	21,678	41.77
Silicon Valley	16,936	39.99	7,685	37.30	13,763	34.53	12,760	29.36	15,471	33.72	14,172	35.90	—	—	4,750	38.28
Subtotal	326,673	$30.89	332,639	$30.39	184,706	$31.47	394,243	$33.33	236,882	$50.56	314,552	$34.27	464,771	$41.19	248,773	$40.83
Los Angeles, California
Burbank	—	$—	—	$—	—	$—	—	$—	109,323	$43.51	9,005	$56.83	—	$—	—	$—
Downtown Los Angeles	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Hollywood	330	18.73	—	—	12,820	40.56	—	—	3,378	42.07	—	—	—	—	2,664	65.95
Torrance	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
West Los Angeles	590	23.40	2,749	43.75	4,364	45.21	33,031	31.31	—	—	2,853	39.96	—	—	8,527	44.67
Subtotal	920	$21.72	2,749	$43.75	17,184	$41.74	33,031	$31.31	112,701	$43.47	11,858	$52.77	—	$—	11,191	$49.73
TOTAL	334,140	$30.68	361,389	$30.01	221,335	$31.83	486,296	$31.42	361,578	$47.57	335,359	$34.73	470,771	$41.03	259,964	$41.21
______________________

(1)	Q3 2015 expiring square footage does not include 75,441 square feet that expired on June 30, 2015.

(2)
Calculated by dividing the product of (i) monthly base rental payments (defined as cash base rents (before abatements)) as of the lease expiration date, and (ii) 12, by (iii) the leased square footage. Base rents do not include tenant reimbursements.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS — ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent(1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot(2)	Annualized Base Rent Per Square Foot at Expiration(3)
Vacant	2,243,815	16.0%		—%	$—	$—
2015	770,970	5.5	23,239,202	5.3	30.14	30.28
2016	1,404,568	10.0	49,758,966	11.3	35.43	36.43
2017	2,202,875	15.7	73,162,539	16.6	33.21	35.23
2018	1,225,197	8.7	43,979,769	10.0	35.90	39.70
2019	1,973,883	14.1	72,148,879	16.4	36.55	41.22
2020	799,041	5.7	32,287,805	7.3	40.41	47.99
2021	1,012,072	7.2	38,114,997	8.7	37.66	44.38
2022	184,814	1.3	8,037,395	1.8	43.49	58.68
2023	664,832	4.7	20,804,847	4.7	31.29	38.94
2024	123,907	0.9	6,509,272	1.5	52.53	61.56
Thereafter	1,149,188	8.2	62,238,929	14.2	54.16	65.43
Building management use	112,582	0.8	—	—	—	—
Signed leases not commenced(4)	174,554	1.2	9,224,714	2.2	52.85	59.27
Total/Weighted Average	14,042,298	100.0%	$439,507,314	100.0%	$37.25	$41.98
______________________________

(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of June 30, 2015, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2015.

(3)
Annualized base rent per square foot at expiration for all lease expiration years use is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced lease as of June 30, 2015.

(4)
Annualized base rent per leased square foot and annualized best rent per square foot at expiration for signed leases not commenced, reflects uncommenced leases on space not occupied as of June 30, 2015 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of June 30, 2015, divided by (ii) square footage under uncommenced leases as of June 30, 2015.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

FIFTEEN LARGEST OFFICE TENANTS

Tenant	Property	Number of Leases	Number of Properties	Lease Expiration	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent(1)	Percent of Annualized Base Rent
Google, Inc.(2)	Various	2	2	Various	305,729	2.2%	$18,617,934	4.3%
Weil, Gotshal & Manges LLP	Towers at Shore Center	1	1	8/31/2026	101,000	0.7	15,640,035	3.6
Riot Games, Inc.	Element LA	1	1	3/31/2030	284,037	2.0	14,960,821	3.5
Cisco Systems, Inc.(3)	Various	2	2	Various	474,576	3.4	14,808,569	3.4
Square	1455 Market Street	1	1	9/27/2023	334,284	2.4	10,604,158	2.5
Salesforce.com(4)	Rincon Center	1	1	Various	234,699	1.7	10,551,285	2.4
Uber Technologies, Inc.	1455 Market Street	1	1	2/28/2025	232,290	1.7	9,860,339	2.3
Warner Bros. Entertainment	Pinnacle II	1	1	12/31/2021	230,000	1.6	8,942,900	2.1
Qualcomm Incorporated	Skyport Plaza	2	1	7/31/2017	365,502	2.6	8,450,298	2.0
Warner Music Group	Pinnacle I	1	1	12/31/2019	195,166	1.4	8,005,578	1.9
EMC Corporation(5)	Various	2	2	Various	294,756	2.1	7,370,001	1.7
Stanford(6)	Various	2	2	Various	89,281	0.6	5,971,358	1.4
AIG	Rincon Center	1	1	7/31/2017	132,600	0.9	5,967,000	1.4
GSA(7)	Various	5	4	Various	183,709	1.3	5,573,962	1.3
NFL Enterprises(8)	Various	2	2	6/30/2019	137,305	1.0	5,256,074	1.2
TOTAL		25	23		3,594,934	25.6%	$150,580,312	35.0%
______________________________

(1)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2015, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(2)
Google, Inc. expirations by property and square footage: (1) 207,857 square feet at 3400 Hillview expiring on November 30, 2021 and (2) 97,872 square feet at Foothill Research Center expiring on February 28, 2025.

(3)	Cisco Systems, Inc. expirations by property and square footage: (1) 2,996 square feet at Concourse expiring March 31, 2018 and (2) 471,580 square feet at Campus Center expiring on December 19, 2019.

(4)
Salesforce.com is expected to take possession of an additional: (1) 2,868 square feet during the third quarter of 2015; and (2) 4,144 square feet during the second quarter of 2017. Expirations by square footage: (1) 76,004 square feet expiring on July 31, 2025; (2) 59,689 square feet expiring on April 30, 2027; (3) 93,028 square feet expiring on October, 31, 2028; and (4) 5,978 square feet of MTM storage space.

(5)
EMC expirations by property and square footage: (1) 66,510 square feet at 875 Howard Street expiring on June 30, 2019; (2) 185,292 square feet at 505 First expiring on October 18, 2021; and (3) 42,954 square feet at 505 First expiring on December 31, 2023.

(6)
Stanford expirations by property and square footage: (1) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019 and (2) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019.

(7)
GSA expirations by property and square footage: (1) 71,729 square feet at 1455 Market Street expiring on February 19, 2017; (2) 5,906 square feet at 901 Market Street expiring on April 30, 2017; (3) 28,993 square feet at Northview expiring on April 4, 2020; 33,582 square feet at Rincon Center expiring May 31, 2020; and (4) 43,499 square feet at 901 Market Street expiring on July 31, 2021.

(8)
NFL Enterprises expiration by property and square footage: (1) 127,386 square feet at 10950 Washington expiring on June 30, 2019 and (2) 9,919 square feet at 10900 Washington expiring on June 30, 2019.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet(1)	of Percent of Total
Business Services	1,028,531	8.2%
Educational	87,748	0.6
Financial Services	434,499	1.8
Insurance	394,510	3.4
Legal	738,642	10.9
Media & Entertainment	1,210,028	11.0
Other	1,128,617	8.9
Real Estate	102,587	0.9
Retail	777,930	5.2
Technology	5,030,329	43.5
Advertising	122,724	0.9
Government	302,488	2.1
Healthcare	265,297	2.6
TOTAL	11,623,930	100.0%
______________________________

(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Second Quarter 2015 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premium. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI): We evaluate performance based upon property net operating income (“NOI”) from continuing operations. NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management, because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating the Company’s properties and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective not immediately apparent from income from continuing operations. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI excludes corporate general and administrative expenses, depreciation and amortization, impairments, gain/loss on sale of real estate, interest expense, acquisition-related expenses and other non-operating items. NOI on a cash basis is NOI on a GAAP basis, adjusted to exclude the effect of straight-line rent and adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.